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                                                                  Exhibit (d)(1)

                               FORWARD FUNDS, INC.

              AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT

     AGREEMENT, effective as of June 6, 2002, as amended December 5, 2002, between Forward Management, LLC (formerly Webster Investment Management Company
LLC) ("Forward Management" or the "Investment Manager") and Forward Funds, Inc. (the "Corporation") on behalf of the series of the Corporation listed on Exhibit A (the "Funds").

     WHEREAS, the Corporation is a Maryland corporation of the series type organized under Articles of Incorporation dated October 3, 1997 (the "Articles") and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, diversified management investment company, and the Funds are series of the Corporation; and

     WHEREAS, the Corporation retained the Investment Manager to render investment advisory services to the Sierra Club Stock Fund, The Forward Hansberger International Growth Fund, The Forward Hoover Small Cap Equity Fund, and The Forward Uniplan Real Estate Investment Fund with regard to these Funds' investments of their assets (the "Portfolios") as further described in the Corporation's registration statement on Form N-1A (the "Registration Statement"), pursuant to an Investment Management Agreement dated May 3, 1999; and

     WHEREAS, the Investment Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act"); and

     WHEREAS, the Corporation wishes to amend the Investment Management Agreement to reflect the name change of the Investment Manager and the Corporation's administrator;

     NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Corporation and the Investment Manager as follows:

     1. Appointment. The Investment Manager is hereby appointed to act as investment adviser to the Funds for the periods and on the terms set forth in this Agreement. The Investment Manager accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

     2. Investment Advisory Duties. Subject to the supervision of the Directors of the Corporation, the Investment Manager will (a) provide a program of continuous investment management for the Funds with regard to the Portfolios in accordance with the Funds' investment objectives, policies and limitations as stated in the Funds' Prospectus and Statement of Additional Information included as part of the Registration Statement filed with the Securities and Exchange Commission, as they may be amended from time to time, copies of which shall be provided to the Investment Manager by the Corporation; (b) make investment decisions for the Funds with regard to the Portfolios, including, but not limited to, the selection and management of investment sub-advisers for the Funds; (c) place orders to purchase and sell investments in the Portfolios for the Funds; (d) furnish to the Funds the services of its employees and agents in the management and conduct of the corporate business and affairs of the Funds;
(e) if requested, provide the services of its officers as administrative executives of the Funds and the services of any directors of the Fund who are "interested persons" of the Corporation or its affiliates, as that

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term is defined in the 1940 Act, subject in each case to their individual consent to serve and to applicable legal limitations; and (f) provide office space, secretarial and clerical services and wire and telephone services (not including toll charges, which will be reimbursed by the Funds), and monitor and review Fund contracted services and expenditures pursuant to the distribution plans of the Funds.

     In performing its investment management services to the Funds under the terms of this Agreement, the Investment Manager will provide the Funds with ongoing investment guidance and policy direction.

     The Investment Manager further agrees that, in performing its duties hereunder, it will:

     (a) comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, the Internal Revenue Code (the "Code") and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Board of Directors;

     (b) use reasonable efforts to manage the Portfolios so that the Funds will qualify, and continue to qualify, as regulated investment companies under Subchapter M of the Code and regulations issued thereunder;

     (c) place orders pursuant to its investment determinations for the Funds in accordance with applicable policies expressed in the Funds' Prospectus and/or Statement of Additional Information, established through written guidelines determined by the Corporation and provided to the Investment Manager, and in accordance with applicable legal requirements;

     (d) furnish to the Corporation whatever statistical information the Corporation may reasonably request with respect to the Portfolios. In addition, the Investment Manager will keep the Corporation and the Directors informed of developments materially affecting the Portfolios and shall, on the Investment Manager's own initiative, furnish to the Corporation from time to time whatever information the Investment Manager believes appropriate for this purpose;

     (e) make available to the Corporation's administrator, PFPC Inc. (the "Administrator"), and the Corporation, promptly upon their request, such copies of its investment records and ledgers with respect to the Portfolios as may be required to assist the Administrator and the Corporation in their compliance with applicable laws and regulations. The Investment Manager will furnish the Directors with such periodic and special reports regarding the Funds as they may reasonably request;

     (f) meet quarterly with the Corporation's Board of Directors to explain its investment management activities, and any reports related to the Portfolios as may reasonably be requested by the Corporation;

     (g) immediately notify the Corporation in the event that the Investment Manager or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Investment Manager from serving as investment adviser pursuant to this Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission ("SEC") or other regulatory authority. The Investment Manager further agrees to notify the Corporation immediately of any material fact known to the Investment Manager respecting or relating to the Investment Manager that is not contained in the Registration Statement regarding the Funds, or any amendment or supplement

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thereto, but that is required to be disclosed thereon, and of any statement contained therein that becomes untrue in any material respect; and

     (h) in making investment decisions for the Portfolios, use no inside information that may be in its possession or in the possession of any of its affiliates, nor will the Investment Manager seek to obtain any such information.

     3. Investment Guidelines. The Corporation shall supply the Investment Manager with such information as the Investment Manager shall reasonably require concerning the Funds' investment policies, restrictions, limitations, tax position, liquidity requirements and other information useful in managing the Portfolios.

     4. Use of Securities Brokers and Dealers. Purchase and sale orders will usually be placed with brokers which are selected by the Investment Manager as able to achieve "best execution" of such orders. "Best execution" shall mean prompt and reliable execution at the most favorable securities price, taking into account the other provisions hereinafter set forth. Whenever the Investment Manager places orders, or directs the placement of orders, for the purchase or sale of portfolio securities on behalf of the Funds, in selecting brokers or dealers to execute such orders, the Investment Manager is expressly authorized to consider the fact that a broker or dealer has furnished statistical, research or other information or services which enhance the Investment Manager's research and portfolio management capability generally. It is further understood in accordance with Section 28(e) of the Securities Exchange Act of 1934, as amended, that the Investment Manager may negotiate with and assign to a broker a commission which may exceed the commission which another broker would have charged for effecting the transaction if the Investment Manager determines in good faith that the amount of commission charged was reasonable in relation to the value of brokerage and/or research services (as defined in Section 28(e)) provided by such broker, viewed in terms either of the Funds or the Investment Manager's overall responsibilities to the Investment Manager's discretionary accounts.

     Neither the Investment Manager nor any parent, subsidiary or related firm shall act as a securities broker with respect to any purchases or sales of securities which may be made on behalf of the Funds, provided that this limitation shall not prevent the Investment Manager from utilizing the services of a securities broker which is a parent, subsidiary or related firm, provided such broker effects transactions on a "cost only" or "nonprofit" basis to itself and provides competitive execution. Unless otherwise directed by the Corporation in writing, the Investment Manager may utilize the service of whatever independent securities brokerage firm or firms it deems appropriate to the extent that such firms are competitive with respect to price of services and execution.

     5. Compensation. For its services specified in this Agreement, the Corporation agrees to pay annual fees to the Investment Manager equal to the amounts listed opposite the respective Fund on Exhibit A. Fees shall be computed and accrued daily and paid monthly based on the average daily net asset value of shares of the Funds as determined according to the manner provided in the then-current prospectus of the Funds. The Investment Manager shall be responsible for compensating any investment sub-advisers employed by the Funds.

     6. Fees and Expenses. The Investment Manager shall not be required to pay any expenses of the Funds other than those specifically allocated to the Investment Manager in this section 6. In particular, but without limiting the generality of the foregoing, the Investment Manager shall not be responsible for the following expenses of the Funds: organization and

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certain offering expenses of the Funds (including out-of-pocket expenses, but not including the Investment Manager's overhead and employee costs); fees payable to the Investment Manager and to any other of the Funds' advisers or consultants; legal expenses; auditing and accounting expenses; interest expenses; taxes and governmental fees; fees, dues and expenses incurred by or with respect to the Fund in connection with membership in investment company trade organizations; cost of insurance relating to fidelity coverage for the Corporation's officers and employees; fees and expenses of the Funds' Administrator or of any custodian, sub-custodian, transfer agent, registrar, or dividend disbursing agent of the Funds; payments to the Administrator for maintaining the Funds' financial books and records and calculating its daily net asset value; other payments for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates; other expenses in connection with the issuance, offering, distribution or sale of securities issued by the Funds; expenses relating to investor and public relations; expenses of registering and qualifying shares of the Funds for sale; freight, insurance and other charges in connection with the shipment of the Funds' portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities or other assets of the Funds, or of entering into other transactions or engaging in any investment practices with respect to the Funds; expenses of printing and distributing prospectuses, Statements of Additional Information, reports, notices and dividends to stockholders; costs of stationery or other office supplies; any litigation expenses; costs of stockholders' and other meetings; the compensation and all expenses (specifically including travel expenses relating to the Funds' businesses) of officers, directors and employees of the Corporation who are not interested persons of the Investment Manager; and travel expenses (or an appropriate portion thereof) of officers or directors of the Corporation who are officers, directors or employees of the Investment Manager to the extent that such expenses relate to attendance at meetings of the Board of Directors of the Corporation with respect to matters concerning the Funds, or any committees thereof or advisers thereto.

     7. Books and Records. The Investment Manager agrees to maintain such books and records with respect to its services to the Funds as are required by Section 31 under the 1940 Act, and rules adopted thereunder, and by other applicable legal provisions, and to preserve such records for the periods and in the manner required by that Section, and those rules and legal provisions. The Investment Manager also agrees that records it maintains and preserves pursuant to Rules 31a-1 and Rule 31a-2 under the 1940 Act and otherwise in connection with its services hereunder are the property of the Corporation and will be surrendered promptly to the Corporation upon its request. The Investment Manager further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the Funds are being conducted in accordance with applicable laws and regulations.

     8. Aggregation of Orders. Provided the investment objectives, policies and restrictions of the Funds are adhered to, the Corporation agrees that the Investment Manager may aggregate sales and purchase orders of securities held in the Funds with similar orders being made simultaneously for other accounts managed by the Investment Manager or with accounts of the affiliates of the Investment Manager, if in the Investment Manager's reasonable judgment such aggregation shall result in an overall economic benefit to the respective Fund taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses. The Corporation acknowledges that the determination of such economic benefit to the Funds by the Investment Manager represents the Investment Manager's evaluation that the Funds are benefited by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.

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     9. Liability. The Investment Manager shall not be liable to the Corporation for the acts or omissions of any other fiduciary or other person respecting the Funds or for anything done or omitted by the Investment Manager under the terms of this Agreement if the Investment Manager shall have acted in good faith and shall have exercised the degree of prudence, competence and expertise customarily exhibited by managers of institutional portfolios. Nothing in this Agreement shall in any way constitute a waiver or limitation of any rights which may not be so limited or waived in accordance with applicable law.

     10. Services Not Exclusive. It is understood that the services of the Investment Manager are not exclusive, and that nothing in this Agreement shall prevent the Investment Manager from providing similar services to other investment companies or to other series of investment companies, including the Corporation (whether or not their investment objectives and policies are similar to those of the Funds) or from engaging in other activities, provided such other services and activities do not, during the term of this Agreement, interfere in a material manner with the Investment Manager's ability to meet its obligations to the Funds hereunder. When the Investment Manager recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Investment Manager recommends the purchase or sale of the same security for the Funds, it is understood that in light of its fiduciary duty to the Funds, such transactions will be executed on a basis that is fair and equitable to the Funds. In connection with purchases or sales of portfolio securities for the account of the Funds, neither the Investment Manager nor any of its directors, officers or employees shall act as a principal or agent or receive any commission. If the Investment Manager provides any advice to its clients concerning the shares of the Funds, the Investment Manager shall act solely as investment counsel for such clients and not in any way on behalf of the Corporation or the Funds.

     11. Duration and Termination. This Agreement shall continue with respect to each of the Funds, until June 6, 2003, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Directors or (ii) a vote of a "majority" (as defined in the 1940 Act) of a Fund's outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the Directors who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated: (a) at any time without penalty by with respect to a Fund upon the vote of a majority of the Directors or by vote of the majority of that Fund's outstanding voting securities, upon sixty (60) days' written notice to the Investment Manager or (b) by the Investment Manager at any time without penalty, upon sixty (60) days' written notice to the Corporation. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act). Any termination of this Agreement will be without prejudice to the completion of transactions already initiated by the Investment Manager on behalf of the Funds at the time of such termination. The Investment Manager shall take all steps reasonably necessary after such termination to complete any such transactions and is hereby authorized to take such steps.

     12. Amendments. This Agreement may be amended at any time but only by the mutual agreement of the parties.

     13. Proxies. Unless the Corporation gives written instructions to the contrary, the Investment Manager shall vote all proxies solicited by or with respect to the issuers of securities

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in the Portfolios. The Investment Manager shall maintain a record of how the
Investment Manager voted and such record shall be available to the Corporation upon its request. The Investment Manager shall use its best good faith judgment to vote such proxies in a manner which best serves the interests of the Funds' shareholders.

     14. Notices. Any written notice required by or pertaining to this Agreement shall be personally delivered to the party for whom it is intended, at the address stated below, or shall be sent to such party by prepaid first class mail or facsimile.

     If to the Corporation:

         Forward Funds, Inc.
         433 California Street, Suite 1010
         San Francisco, CA 94104

     If to the Investment Manager:

         Forward Management, LLC
         433 California Street, Suite 1010
         San Francisco, CA 94104

     15. Confidential Information. The Investment Manager shall maintain the strictest confidence regarding the business affairs of the Funds. Written reports furnished by the Investment Manager to the Corporation shall be treated by the Corporation and the Investment Manager as confidential and for the exclusive use and benefit of the Corporation except as disclosure may be required by applicable law.

     16. Miscellaneous.

     a. This Agreement shall be governed by the laws of the State of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder.

     b. Concurrently with the execution of this Agreement, the Investment Manager is delivering to the Corporation a copy of Part II of its Form ADV, as revised, on file with the Securities and Exchange Commission. The Corporation hereby acknowledge receipt of such copy.

     c. The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     d. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

     e. Nothing herein shall be construed as constituting the Investment Manager as an agent of the Corporation or the Funds.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of June 6, 2002.

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                                                 FORWARD FUNDS, INC.


                                                 By: /s/ J. Alan Reid, Jr.
                                                     ---------------------------
                                                     President


                                                 FORWARD MANAGEMENT, LLC


                                                 By: /s/ John P. McGowan
                                                     ---------------------------
                                                 Name:  John P. McGowan
                                                 Title: COO

                                    Exhibit A

                          (as amended December 5, 2002)

----------------------------------------------------------------------------------------
                                                        Advisory Fee
----------------------------------------------------------------------------------------
The Sierra Club Stock Fund                    1.00%
----------------------------------------------------------------------------------------
The Forward Hansberger International Growth   0.85% up to $50 million
Fund                                          0.75% over $52 million
                                              0.65% over $100 million
                                              0.60% over $250 million
                                              0.55% over $500 million
----------------------------------------------------------------------------------------
The Forward Hoover Small Cap Equity Fund      1.05%
----------------------------------------------------------------------------------------
The Forward Uniplan Real Estate Investment    0.85% up to $100 million
Fund                                          0.80% over $100 million up to $500 million
                                              0.70% over $500 million
----------------------------------------------------------------------------------------